T. ROWE PRICE NEW AMERICA GROWTH FUND

                       SPECIAL MEETING OF SHAREHOLDERS

In accordance with Rule 30e-1(b) under the Investment Company Act of 1940, T. Rowe Price New America Growth Fund (the "Fund") is required to furnish certain information regarding any matters submitted to a vote of the shareholders of the Fund. Shareholders of record of the Fund, as of the close of business on May 30, 2017, were notified that a Special Meeting of Shareholders (the "Meeting") would be held at T. Rowe Price, 100 East Pratt Street, Baltimore, Maryland, on Wednesday, July 26, 2017, at 8:00 a.m. Shareholders of the Fund were asked to vote on a proposal to approve the redomiciliation and reorganization of the Fund into a newly-established Maryland corporation. The number of shares outstanding on the record date and the shares present at the meeting by proxy of the Fund were as follows:

Fund

Shares Outstanding on Record Date

Shares Present By Proxy

% of Shares Entitled to Vote

New America Growth Fund

83,276,361.537

36,920,512.608

44.33%

Because the number of shareholders present at the Meeting in person or by proxy were less than a majority of the shares outstanding on the record date, the Meeting was adjourned without voting on the proposal until 8:00 a.m. Eastern Daylight Time on Thursday, August 24, 2017, at which point the Meeting was reconvened. Shareholders of the Fund voted on a proposal to approve the redomiciliation and reorganization of the Fund into a newly-established Maryland corporation. The number of shares outstanding on the record date and the shares present at the Meeting by proxy of the Fund were as follows:

Fund

Shares Outstanding on Record Date

Shares Present By Proxy

% of Shares Entitled to Vote

New America Growth Fund

83,276,361.537

43,635,081.019

52.39%

The voting results are outlined as follows:

Fund

Number of Shares Voting

New America Growth Fund

For

40,631,221.441

% of Shares Voted

93.116%

Against

963,419.607

% of Shares Voted

2.208%

Abstain

2,040,439.971

% of Shares Voted

4.676%